EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of China Agri-Business, Inc. of my report dated March 31, 2009, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C. Freeport, New York October 13, 2009